EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                                SANO CORPORATION

                                    ARTICLE I

        The name of the corporation is SANO CORPORATION (hereinafter called the "Corporation").

                                   ARTICLE II

        The address of the principal office and the mailing address of the Corporation is c/o: Reginald Hardy, 2780 Egret Way, Cooper City, Florida 33026.

                                   ARTICLE III

        (a) The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows:

      NUMBER OF SHARES                      PAR VALUE                 CLASS OF
         AUTHORIZED                         PER SHARE                   STOCK
      ----------------                      ---------                 --------
           1,000                             $ 0.10                    Common

        (b) The Corporation shall hold a special meeting of shareholders:

                  (1) On call of the Board of Directors or persons authorized to do so by the Corporation's Bylaws; or

                  (2) If the holders of not less than 50 percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                                   ARTICLE IV

        The street address of the Corporation's initial registered office in the State of Florida is 2780 Egret Way, Cooper City, Florida 33026, City of Cooper City, County of Broward, and the name of its initial registered agent at such office is Reginald Hardy.

                                    ARTICLE V

        The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the Corporation's Bylaws. The number of directors constituting the initial Board of Directors

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is one, and the name and address of the member of the initial Board of
Directors, who will serve as the Corporation's director until successors are duly elected and qualified is:

                              Reginald Hardy
                              2780 Egret Way
                              Cooper City, Florida 33026

                                   ARTICLE VI

        The name of the Incorporator is Reginald Hardy, and the address of the Incorporator is 2780 Egret Way, Cooper City, Florida 33026.

                                   ARTICLE VII

        This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter.

        IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the Florida Business Corporation Act of the State of Florida has signed these Articles of Incorporation this 15th day of May, 1991.

                                        /s/ REGINALD HARDY
                                        ----------------------------------------
                                            Reginald Hardy - Incorporator
STATE OF FLORIDA  )
                  ) SS:
COUNTY OF DADE    )

        BEFORE ME, the undersigned authority, personally appeared REGINALD HARDY, to me known to be the person described in and who executed the foregoing Articles of Incorporation, who, after being duly sworn under oath, acknowledged before me that said person executed the same for the purpose therein expressed.

        WITNESS my hand and official seal in the State and County aforesaid, this 15th day of May, 1991.

                                        /s/ ELIZABETH C. GALVIN
                                        ----------------------------------------
                                            Notary Public

"OFFICIAL NOTARY SEAL"
 ELIZABETH C. GALVIN
    [ILLIGIBLE]

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

                  ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

        The undersigned, having been named the Registered Agent of SANO CORPORATION, hereby accepts such designation and is familiar with, and accepts, the obligations of such position, as provided in Florida Statutes Section 607.0505.

                                        /s/ REGINALD HARDY
                                        ----------------------------------------
                                            Reginald Hardy,
                                            Registered Agent

                                            Dated: May 15, 1991.

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

                              ARTICLES OF AMENDMENT

                                       TO

                          ARTICLES OF INCORPORATION OF

                                SANO CORPORATION

        Pursuant to the provisions of ss.607.1005 of the Florida Business corporation Act (1990), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        1. The name of the corporation is SANO CORPORATION, (the "Corporation").

        2. The following amendment of the Articles of Incorporation was adopted by the Board of Directors of the Corporation on September 16, 1991, in the manner prescribed by ss.607.1006(2) of the Florida Business Corporation Act Shareholder action was not required.

        "RESOLVED, that Article III of the Articles of Incorporation of SANO CORPORATION, shall be amended and restated to read in its entirety as follows:

                                  ARTICLE III.

             The capital stock which this Corporation is authorized to issue shall be 2,000,000 shares of Common stock with a par value of $0.01 per share and 1,000,000 shares of Preferred stock with a par value of $0.01 per share which may be divided into and issued in series by the Board of Directors.

             The Board of Directors is authorized to divide the Preferred Stock into series or classes having the relative rights, preferences and limitations as may from time to time be determined by the Board of Directors, without limiting the foregoing, the Board of Directors is expressly authorized to fix and determine:

                      a. The number of shares which shall constitute the series
             and designation of such shares.

                      b. The rate and the time at which dividends on that series shall be paid and whether, and to the extent to which, such dividends shall be cumulative or noncumulative.

                      c. The right of the holders of the series to vote.

                      d. The preferential rights of the holders upon liquidation or distribution of the assets of the Corporation.

                      e. The terms upon which the holders of any series may
             convert their shares into any class or classes of any series or any class or classes.

                      f. The terms and conditions upon which the series may be
             redeemed and the terms and amount of any sinking fund or purchase fund for the purchase or redemption of that series."

3. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

4. This Amendment made to the Articles of Incorporation was duly adopted by written consent executed by the Sole Director of the Corporation on September 16th 1991, pursuant to Section 607.1006(2) of the Florida Business Corporation Act (1990).

                                     SANO CORPORATION, a Florida
                                     corporation

                                     BY: /s/ REGINALD HARDY
                                         ---------------------------------
                                             Reginald Hardy, Sole Director
STATE OF FLORIDA   )
                   ) SS:
COUNTY OF DADE     )

        On this day personally appeared before me, REGINALD HARDY, the Sole Director of SANO CORPORATION, a Florida corporation, and acknowledged that he executed the above and foregoing ARTICLES OF AMENDMENT as such for and on behalf of said Corporation after having been duly authorized so to do.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal at the County and State aforesaid, THIS 16th day of September, 1991.

                                                    NOTARY PUBLIC
                                             ---------------------------
                                              State of Florida at Large

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

                              ARTICLES OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION OF

                                SANO CORPORATION

        Pursuant to the provisions of ss.607.1006 of the Florida Business Corporation Act (1990), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        1. The name of the corporation is SANO CORPORATION (the "Corporation").

        2. The Amendment of the Articles of Incorporation of the Corporation set forth below (the "Amendment"), was adopted in connection with the approval of a 4 for 1 stock split of the Corporation's outstanding shares of Common Stock, Series A Convertible Preferred Stock ("Series A Stock"), Series B Convertible Preferred Stock ("Series B Stock") and Series C Convertible Preferred Stock ("Series C Stock") by the Board of Directors of the Corporation on September 16, 1994 and by the shareholders of the Corporation on August 25, 1994. The holders of each of the Corporation's Common Stock, Series A Stock, Series B Stock and Series C Stock were entitled to vote separately as a class on the Amendment. The number of votes cast for the Amendment by the shareholders of each of the Corporation's Common Stock, Series A Stock Series B Stock and Series C Stock was sufficient for approval of the Amendment by the Common Stock and each such class of Preferred Stock.

        3. The text of the Amendment is as follows: Article III of the Articles of Incorporation of the Corporation shall be amended and restated to read in its entirety as follows:

                                   "ARTICLE III.

                  The capital stock which this Corporation is authorized to issue shall be 8,000,000 shares of Common stock with a par value of $0.01 per share and 4,000,000 shares of Preferred Stock with a par value of $0.01 per share which may be divided into and issued in series by the Board of Directors.

                  The Board of Directors is authorized to divide the Preferred Stock into series or classes having the relative rights, preferences and limitations as may from time to time be determined by the Board of Directors. Without limiting the foregoing, the Board of Directors is expressly authorized to fix and determine:

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                   a. The number of shares which shall constitute the series and designation of such shares.

                   b. The rate and the time at which dividends on that series shall be paid and whether, and to the extent to which, such dividends shall be cumulative or noncumulative.

                   c. The right of the holders of the series to vote.

                   d. The preferential rights of the holders upon liquidation or distribution of the assets of the Corporation.

                   e. The terms upon which the holders of any series may convert their shares into any class or classes of any series or any class or classes.

                   f. The terms and conditions upon which the series may be redeemed and the terms and amount of any sinking fund or purchase fund for the purchase or redemption of that series."

        4. Except as hereby amended, the Articles of Incorporation of the corporation shall remain the same.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name by its President as of the 16th day of November, 1994.

                                     SANO CORPORATION, a Florida
                                     corporation

                                     BY: /s/ REGINALD HARDY
                                         ---------------------------------
                                             Reginald Hardy, President

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

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                                SANO CORPORATION

        Pursuant to the provisions of ss.607.1006 of the Florida Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        1. The name of the corporation is SANO CORPORATION (the "Corporation").

        2. The Amendment of the Articles of Incorporation of the Corporation set forth below (the "Amendment") was adopted by the holders of the Corporation's outstanding shares OF Common Stock, par value $.Ol per share ("Common Stock"), Series A Convertible Preferred Stock ("Series A Stock"), Series B Convertible Preferred Stock ("Series B Stock"), Series C Convertible Preferred Stock ("Series C Stock"), Series D Convertible Preferred Stock ("Series D Stock") and Series E Convertible Preferred Stock ("Series E Stock") on September 29, 1995 and by the Board of Directors of the Corporation on September 20, 1995. The holders of each of the Corporaton's Common Stock, Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock were entitled TO vote separately as a class on the Amendment. The number of votes cast for the Amendment by the shareholders of each of the Corporation's Common Stock, Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock was sufficient for approval of the Amendment.

        3. The text of the Amendment is as follows: Article III of the Articles of Incorporation of the Corporation shall be amended and restated to read in its entirety as follows:

                                  "ARTICLE III.

                  The capital stock which this Corporation is authorized to issue shall be 25,000,000 shares of Common stock with a par value of $0.01 per share and 5,000,000 shares of Preferred Stock with a par value OF $0.01 per share which may be divided into and issued in series by the Board of Directors.

                  The Board of Directors is authorized to divide the Preferred Stock into series or classes having the relative rights, preferences and limitations as may from time to time be determined by the Board of Directors. Without limiting the foregoing, the Board of Directors is expressly authorized to fix and determine:

                  a. The number of shares which shall constitute the series and designation of such shares.

                  b. The rate and the time at which dividends on that series shall be paid and whether, and to the extent to which, such dividends shall be cumulative or noncumulative.

                  c. The right of the holders of the series to vote.

                  d. The preferential rights of the holders upon liquidation or distribution of the assets of the Corporation.

                  e. The terms upon which the holders of any series may convert their shares into any class or classes of any series or any class or classes.

                  f. The terms and conditions upon which the series may be redeemed and the terms and amount of any sinking fund or purchase fund for the purchase or redemption of that series."

        4. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name by its Chairman of the Board as of the 13 day of OCTOBER 1995.

                                     SANO CORPORATION, a Florida
                                     corporation

                                     BY: /s/ MARC M. WATSON
                                         -----------------------------------
                                             Marc M. Watson, Chairman of the
                                             Board

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